UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2022

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13341	94-3171940
(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

650-244-4990

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TTNP	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2022, following the special meeting of the stockholders of Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Titan”) described in Item 5.07 below, the newly reconstituted board of directors of the Company (the “Board”) took the following actions:

●	David E. Lazar was appointed to serve as Titan’s interim Chairman of the Board and Chief Executive Officer. Mr. Lazar, age 32, has served as the Chief Executive Officer of Custodian Ventures LLC, a company which specializes in assisting distressed public companies through custodianship, since February 2018, and Activist Investing LLC, an actively managed investment fund, since March 2018. Previously, Mr. Lazar served as Managing Partner at Zenith Partners International Inc., a boutique consulting firm, from July 2012 to April 2018. Mr. Lazar replaces Dr. Marc Rubin, formerly Executive Chairman and Chief Executive Officer of Titan. Dr. Rubin remains a member of the Board.

●	The Board established a Strategic Committee comprised of David Lazar (chair), Avraham Ben-Tzvi, Eric Greenberg and David Natan to oversee the Company’s review of strategic alternatives.

●	The Board expanded its existing committees with the appointment of (i) Messrs. Ben-Tzvi, McMurdo and Natan to serve as members of the Audit Committee; (ii) Messrs. Ben-Tzvi, Chasey and Greenberg to serve as members of the Nominating and Corporate Governance Committee and (iii) Messrs. Ben-Tzvi, Chasey, Greenberg and Natan to serve as members of the Compensation Committee with Mr. Natan elected as the new chair of the Compensation Committee.

●	In connection with their election to the Board, each of Avraham Ben-Tzvi, Peter L. Chasey, Eric Greenberg, Matthew C. McMurdo and David Natan were granted options to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.52 per share, being the closing price of the Company’s shares of common stock and the fair market value as defined under the Titan 2015 Omnibus Incentive Plan (the “2015 Plan”) on the grant date, which options vest in twelve equal monthly allotments through the first anniversary of the date of grant and are conditioned only on the approval by the Company’s stockholders of an increase in the authorized number of shares available for issuance under the 2015 Plan. Each of Messrs. Ben-Tzvi, Chasey, Greenberg, McMurdo and Natan will also be entitled to receive cash compensation on the same basis as the Company’s other non-employee members of the Board, prorated for the duration of their term through the Company’s 2022 annual meeting of stockholders.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the Company’s stockholders (the “Special Meeting”) was held on August 15, 2022 at the request of Activist Investing LLC and David E. Lazar. (collectively, “Activist”) in accordance with the Company’s bylaws. On July 22, 2022, the record date for the Special Meeting, there were 14,629,217 shares of Titan common stock entitled to be voted at the Special Meeting. At the Special Meeting, 39.62% of such shares were represented in person or by proxy.

The final results for each of the matters submitted to a vote of Titan’s stockholders at the Special Meeting are as follows:

1. Expansion of Board

Stockholders voted to increase the size of the Board by six (6) members, so that the Board will be constituted by eleven (11) members in total. The voting results were as follows:

FOR	AGAINST	ABSTAIN
5,480,993	280,015	35,505

2. Election of Directors

Stockholders elected all of Activist’s six nominees for director to serve until the next annual meeting of stockholders and until their successors are elected and are qualified. The voting results were as follows:

	FOR	WITHHELD
Avraham Ben-Tzvi	5,510,631	285,882
Peter L. Chasey	5,506,131	290,382
Eric Greenberg	5,511,131	285,382
David E. Lazar	5,506,131	290,382
Matthew C. McMurdo	5,506,131	290,382
David Natan	5,511,131	285,382

Item 8.01. Other Events.

On August 16, 2022, the Company issued a press release announcing the election of all six of Activist’s nominees to the Board at the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 16, 2022.
104	Cover Page Interactive Data File (embedded with the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2022	TITAN PHARMACEUTICALS, INC.

	By:	/s/ David E. Lazar
Name: David E. Lazar
Title: Chief Executive Officer

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